EXHIBIT 3(i)a

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                              AMERICAN BRANDS, INC.

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)


                  AMERICAN BRANDS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), DOES HEREBY CERTIFY that:

                  FIRST: The Board of Directors of the Company, at a meeting thereof duly called and held on February 25, 1997, adopted a resolution proposing an amendment to the Certificate of Incorporation of the Company as set forth in Article THIRD below, declaring said amendment to be advisable and directing that said amendment be submitted for approval of stockholders at the Company's 1997 Annual Meeting of stockholders.

                  SECOND: Thereafter, pursuant to the By-laws of the Company, the annual meeting of stockholders of the Company was duly held on April 30, 1997, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware setting forth a summary of the proposed changes to be effected by said amendment, at which meeting the requisite number of shares as prescribed by statute and by the Certificate of Incorporation of the Company were voted in favor of said amendment.

                  THIRD: Said amendment would amend the Certificate of Incorporation of the Company by changing Article I thereof so that, as amended, such Article shall be and read in its entirety as follows:

                                   "ARTICLE I

                  The name of the Corporation is Fortune Brands, Inc. (the 'Company')."


                   FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                   FIFTH: This Certificate of Amendment shall become effective at 1:59 p.m., Eastern Daylight Savings Time, on May 30, 1997.

                  IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized, this 29th day of May, 1997.

                                                     AMERICAN BRANDS, INC.



                                                By  /s/ Gilbert L. Klemann, II
                                                   ---------------------------
                                                       Gilbert L. Klemann, II
                                                       Senior Vice President
                                                         and General Counsel